RAYTHEON COMPANY

                    12,500,000 Shares of Class B Common Stock

                                 TERMS AGREEMENT

                                                                   May 3, 2001
Raytheon Company
141 Spring Street
Lexington, Massachusetts  02173

Attention:  Mr. Franklyn A. Caine,
            Senior Vice President and
            Chief Financial Officer


Dear Ladies & Gentlemen:

        On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase the securities (the "Securities") described below on and subject to the terms and conditions of the Underwriting Agreement attached as Schedule B hereto (the "Shelf Underwriting Agreement"), as amended and supplemented by this Terms Agreement (as so amended and supplemented, the "Underwriting Agreement"). The Underwriting Agreement was filed as exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-44321) of Raytheon Company, a Delaware corporation (the "Company"), which Registration Statement was amended by the Company's Registration Statement (such registration statement, the "Registration Statement") on Form S-3 (File No. 333-58474). Reference is made to Section 7(d) of this Terms Agreement for a list of defined terms.

        The Shelf Underwriting Agreement is hereby amended and supplemented, solely for the purposes of this Terms Agreement, as follows:

        1.  Introduction.
        -----------------
        (a) The first sentence of Section 1 is amended by deleting the word "debt" from the first sentence thereof.

        (b) Section 1 is amended by deleting the second sentence thereof.

        (c) The third sentence of Section 1 is supplemented by adding the phrase "or classes" after the word "series."

        (d) The first sentence of the second paragraph of Section 1 is deleted.

        (e) Section 1 is amended by adding the following as the final paragraphs of that section:

        The Underwriters propose to purchase from the Company 12,500,000 shares of its class B common stock, par value $0.01 per share (the "Firm Securities"). In addition, the Underwriters propose that the Company grant them an option to purchase up to an additional 1,875,000 shares (the "Option Securities") on the terms and for the purposes set forth in Section 3. The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "Securities."

        Concurrently with the offering and sale of the Securities, the Company has also conducted an offering and will sell to the Underwriters 15,000,000 of its 8.25% Equity Security Units (the "Units"), with an option to purchase 2,250,000 additional Units to cover over-allotments if any (the "Units Offering"), pursuant to a separate underwriting agreement dated the date hereof among the Company and the Underwriters. The consummation of the two offerings is not conditioned on each other.

        2.  Representations and Warranties of the Company.
        --------------------------------------------------
        (a) Section 2(a) is amended by deleting the phrase "A registration statement (No. 333-44321)" and replacing it with the phrase "The Registration Statement" (as defined in this Terms Agreement).

        (b) Section 2 is amended by adding the following as the final paragraphs of that section:

        (c) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission; and no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

        (d) The Securities have been duly authorized by the Company and conform to the description thereof contained in the Prospectus.

        (e) The Securities, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

        (f) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Securities pursuant to the Company's charter or by-laws or any agreement or instrument.

        (g) The issuance and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby (collectively, the "Transactions") will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the

Company or any of its subsidiaries is subject, which would cause a material adverse change in the financial position, shareholders equity or results of operations of the Company, (2) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets which would cause a material adverse change in the financial position, shareholders equity or results of operations of the Company, and (4) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transactions or the issuance and sale or exchange of the Securities, as the case may be, except for (a) the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and applicable state securities laws in connection with the purchase of the Securities by the Underwriters pursuant to the Underwriting Agreement.

        (h) The Company is not, and will not be after the application of the net proceeds of the offering of the Securities and the Units Offering, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        3. Purchase and Offering of Securities. Section 3 of the Shelf Underwriting Agreement is hereby supplemented as follows, and to the extent the Terms Agreement is inconsistent with the Shelf Underwriting Agreement, the Terms Agreement will govern:

      (a) Purchase of the Securities by the Underwriters; Grant of Option. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, the Underwriting Agreement, the Company hereby agree to sell 12,500,000 Firm Securities to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Securities set forth opposite such Underwriter's name in Schedule A hereto.

            In addition, the Company hereby grants to the Underwriters an option to purchase up to 1,875,000 Option Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Securities and is exercisable as provided below. Option Securities shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto. The respective obligations of each Underwriter with respect to the Option Securities shall be adjusted by Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as Representatives of the Underwriters (the "Representatives") so that no Underwriter should be obligated to purchase Option Securities other than in 100 unit amounts.

            The price of both the Firm Securities and any Option Securities shall be $26.47 per Security.

            The Company shall not be obligated to deliver any of the Securities to be delivered on the First Delivery Date (as hereinafter defined) or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

      (b) Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York New York 10017, at 9:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered the Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to the Underwriting Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Securities will be registered in the name of Cede & Co., as nominee for DTC.

            At any time on or before the 30th after the date of this Agreement the option granted above may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriters, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

            Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 9:00 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered the Option Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to the Underwriting Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Securities shall be registered in the name of Cede & Co., as nominee of DTC.

          4.    Certain Agreements of the Company.
          ----------------------------------------

          (a) Section 4(f) of the Shelf Underwriting Agreement is amended by replacing it with the following new Section 4(f):

           Expenses. The Company agrees to pay (a) the fees, disbursements and expenses of its counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto; (b) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to any such prospectus or any document incorporated by reference therein, all as provided in this Agreement; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the filing fees and any expenses of legal counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, including any fees incurred on behalf of or disbursements by Morgan Stanley & Co. Incorporated in its capacity as "qualified independent underwriter"; (h) the fees and expenses of the registrar and transfer agent of the Company, if any; (i) any transfer taxes payable in connection with the sale of the Securities to the Underwriters; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 8 of the Shelf Underwriting Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

          (b) Section 4(g) of the Shelf Underwriting Agreement is replaced with the following new Section 4(g):

            "The Company agrees and each of its executive officers and directors will execute and deliver an agreement, the form of which is contained in Schedule D hereto, to the effect that he or she will agree, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, shares of the common stock of the Company, securities convertible into or exchangeable or exercisable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any of such aforementioned transaction is to be settled by delivery of the Company's common stock or such other securities, in cash or otherwise, or publicly dispose the Company's intention to make any offer, sale, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., for a period of 90 days after the date of the

            Prospectus, except that (1) the Company may transfer shares of its Common Stock in connection with the forward/reverse stock split and reclassification of the Company's Common Stock, as described in the Prospectus, and (2) directors and executive officers of the Company may, with the consent of the Company and consistent with the Underwriting Agreement, sell up to 30,000 shares of the Company's Class A and Class B common stock to pay for tax liabilities owed to U.S. and state governments in the ordinary course."

        5.  Conditions of the Obligations of the Underwriters.
        ------------------------------------------------------

          (a) Section 5(a) and Section 5(i) are amended by replacing the name of "Coopers & Lybrand L.L.P." with the name "PricewaterhouseCoopers L.L.P."

          (b)  The  text  of  Section   5(b)  is  deleted  and   replaced   with
"[Reserved]."

          (c)   Section 5(e) is amended as follows:

          (1) Paragraph (ii) of Section 5(e) is replaced by the following new paragraph (ii):

            "The Securities have been duly authorized by the Company and, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable."

          (2) The phrase "the Indenture," in paragraph (iii) of Section 5(e) is deleted.

          (3)   Paragraph (iv) is deleted.

          (4)   The following new paragraph (vii) is added:

            There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of common stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

            (d)   Section 5(f) is amended as follows:

               (1) The following new paragraph replaces existing paragraph (ii):

                     (ii) "Based upon current law, the assumptions and facts stated or referred to in the Prospectus Supplement (including under the caption `Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock') and subject to the qualifications and limitations set forth in the Prospectus Supplement (including under the caption `Certain Federal Tax Considerations for Non-U.S. Holders of Our Common Stock'), the statements set forth in the Prospectus Supplement under the caption `Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock," insofar as they purport to constitute summaries of

         United States federal income tax laws and regulations or legal conclusions with respect thereto (but not insofar as they relate to expectations, intentions or determinations), constitute accurate summaries of the matters described under such caption in all material respects."

          (e) Section 5(g) is amended by replacing the name "Cravath, Swaine & Moore" with the name "Simpson Thacher & Bartlett".

          6. Indemnification and Contribution.
          ------------------------------------

          (a) Section 6 is supplemented by adding the following sentence at the end of paragraph (a) thereof, as follows:

            "The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Units, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct."

          (b) Section 6 is supplemented by adding the following sentence at the end of paragraph (c) thereof, as follows:

            "Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act."

        7.    Other.
        ------------
        (a) Counterparts. The Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        (b) Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, the Underwriting Agreement.

        (c) Incorporation By Reference; Entire Agreement. This Terms Agreement incorporates by reference the Shelf Underwriting Agreement, as amended and supplemented by this Terms Agreement, and the Underwriting Agreement constitutes the entire agreement among the parties hereto with respect to the Securities and related matters stated herein.

        (d) Definitions.

                  (i) Capitalized terms that are not defined in this Terms
            Agreement have the meanings assigned to them in the Shelf Underwriting Agreement, except as such terms are modified below.

                  (ii) For purposes of the Underwriting Agreement, the
            capitalized terms used in this Terms Agreement that are not otherwise defined and the terms set forth below which are defined in the Shelf Underwriting Agreement are modified as follows:

                        (A) the phrase "Closing Date" in the Shelf Underwriting
                  Agreement shall be replaced by the phrase "the applicable Delivery Date" as defined in this Terms Agreement;

                        (B) the defined term the "Act" in the Shelf Underwriting
                  Agreement shall mean the "Securities Act" as defined in this Terms Agreement;

                        (C) "Preliminary Prospectus" means the Preliminary
                  Prospectus Supplement dated April 24, 2001 of the Company relating to the Securities, supplementing the Prospectus (as defined in the Shelf Underwriting Agreement);

                        (D) "Prospectus" means the final Prospectus Supplement
                  dated the date hereof of the Company relating to the Securities, supplementing the Prospectus;

                        (E)   the term the "Prospectus" in the Shelf
                  Underwriting Agreement means the "Prospectus" as defined above; and

                        (F) the term the "Securities" in the Shelf Underwriting
                  Agreement means the "Securities" as defined in this Terms Agreement.

      Please signify your acceptance of our offer by signing the enclosed response to us o the space provided and returning it to us not later than 5:00 pm (eastern standard time) today.

                            Very truly yours,

                              CREDIT SUISSE FIRST BOSTON CORPORATION
                              SALOMON SMITH BARNEY INC.
                              BANC OF AMERICA SECURITIES LLC
                              J.P. MORGAN SECURITIES INC.
                              MORGAN STANLEY & CO. INCORPORATED
                              COMMERZBANK CAPITAL MARKETS CORP.
                              CREDIT LYONNAIS SECURITIES (USA) INC.
                              FIRST UNION SECURITIES, INC.
                              MELLON FINANCIAL MARKETS, LLC
                              ROBERTSON STEPHENS, INC.
                              SCOTIA CAPITAL (USA) INC.
                              SG COWEN SECURITIES



                              By:  CREDIT SUISSE FIRST BOSTON CORPORATION

                              By:  SALOMON SMITH BARNEY INC.

                              On behalf of themselves and as Representatives of the several Underwriters,

                              CREDIT SUISSE FIRST BOSTON CORPORATION



                              By: /s/ Scott E. Zoellner
                                 -------------------------------
                                 Name:  Scott E. Zoellner
                                 Title: Director



                              SALOMON SMITH BARNEY INC.



                              By: /s/ Caeser Sweitzer
                                 -------------------------------
                                 Name: Caeser Sweitzer
                                 Title:Managing Director

                                                                    SCHEDULE A

UNDERWRITER                                          NUMBER OF SECURITIES
-----------                                          --------------------


Credit Suisse First Boston Corporation......            5,625,000
Salomon Smith Barney Inc....................            3,125,000
Banc of America Securities LLC..............              750,000
J.P. Morgan Securities Inc..................              750,000
Morgan Stanley & Co. Incorporated...........              750,000
First Union Securities, Inc. ...............              225,000
Robertson Stephens, Inc. ...................              225,000
SG Cowen Securities Corporation.............              225,000
Commerzbank Capital Markets Corp. ..........              206,250
Credit Lyonnais Securities (USA) Inc. ......              206,250
Mellon Financial Markets, LLC...............              206,250
Scotia Capital (USA) Inc. ..................              206,250
                                                          -------
                                       Total           12,500,000
                                                       ==========

                                                                  SCHEDULE B

                             Underwriting Agreement

                                   [attached]

                                                                   SCHEDULE C

                  [Form of Acceptance Letter by the Company]

                        [Letterhead of Raytheon Company]

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
                                                            May 3, 2001

As Representatives of the Several Underwriters

c/o  Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, New York  10010

c/o Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, NY  10013

      We hereby accept the offer contained, and on the terms set forth, in the Terms Agreement dated May 3, 2001 (the "Terms Agreement") addressed by you to us relating to 12,500,000 shares of class B common stock, par value $0.01 per share.

                                    Very truly yours,

                                    RAYTHEON COMPANY



                                    By:
                                         -------------------------
                                         [Name]
                                         [Title]

                                                                  SCHEDULE D

        Form of Lock-Up Agreement for Executive Officers and Directors

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
 BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
COMMERZBANK CAPITAL MARKETS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FIRST UNION SECURITIES, INC.
MELLON FINANCIAL MARKETS, LLC
ROBERTSON STEPHENS, INC.
SCOTIA CAPITAL (USA) INC.
SG COWEN SECURITIES

c/o Credit Suisse First Boston Corporation                    May 3, 2001
      Eleven Madison Avenue
      New York, NY  10010-3629]

c/o Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, New York  10013

Dear Ladies and Gentlemen:

            The undersigned understands that you and certain other firms propose to enter into a Terms Agreement dated May 3, 2001 providing for the purchase by you and such other firms (the "Underwriters") of 8.25% Equity Security Units (the "Equity Units") of Raytheon Company (the "Company") and a Terms Agreement dated May 3, 2001 providing for the purchase by the Underwriters of Class B common stock of the Company, each of which incorporates, amends and supplements the Company's form of Underwriting Agreement for Debt Securities (collectively the "Underwriting Agreement") and that the Underwriters propose to reoffer the Equity Units and the Common Stock to the public (the "Offering").

            In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, during the period commencing on the date the undersigned signs this agreement and ending 90 days after the date of the Prospectus (as defined in the Underwriting Agreement), without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney, Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, shares of the common stock of the Company, securities convertible into or exchangeable or exercisable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such aforementioned transaction is to be settled by delivery of the Company's common stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

            Notwithstanding the foregoing, the undersigned may nonetheless (a) transfer shares of common stock by way of testate or intestate succession or by operation of law, (b) transfer shares to members of the undersigned's immediate family or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or members of the undersigned's immediate family, and (c)g transfer shares to charitable organizations; provided, however, that, in the case of transfers pursuant to clauses (a), (b) and (c) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained in the immediately preceding paragraph and such transfer is not effective until the agreement to be bound by the restrictions on transfer is executed by the transferee.

            In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

            It is understood that, if the Company notifies you that it does not intend to proceed with the Offering prior to 30 days, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock, the undersigned will be released from its obligations under this agreement.

            The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this agreement.

                                          Very truly yours,


                                          By:---------------------------------
                                                Name:
                                                Title:

Dated: -------------